EXHIBIT 10. Correspondence with Mr. Einhorn and Ms. Reyna Regarding Gift of Assets and Assignment of Revenues



Dominique Einhorn
Estelle Reyna aka Esther Bermudez
5006 Coolidge Avenue
Culver City, CA 90230
310-397-1200
310-398-2211 (fax)

February 14, 2003

Le Gourmet Co., Inc.
Michelle Quinlan
8343 E. Earll Drive
Scottsdale, AZ 85251

RE: Description of assets being gifted to Le Gourmet Co., Inc.

Dear Ms. Quinlan:

This letter is to confirm that Estelle Reyna and Dominique Einhorn hereby wish to gift at no cost certain assets to Le Gourmet Co., Inc. as part of their appointment to the Company per the employment agreements.

Said assets shall include:

1. Domain names and web sites

a/ estellereyna.com
b/ searchestelle.com

The EstelleReyna.com domain name is the home of all creative (posters, photos...). It contains a fully operational merchandising section and gives the user access to other features such as screen saver downloads. According to Alexa (an Amazon company, EstelleReyna.com ranks in the top 6000 web sites in terms of traffic as of 02/03/2003.

The SearchEstelle.com domain name is where Estelle Reyna's proprietary search engine is located. Estelle Reyna has an agreement with Findwhat (Nasdaq: FWHT) entitling her to access Findwhat's entire advertiser database. The agreement gives Estelle Reyna a commission of 40-50% on all revenues generated through the search engine, depending upon volume of searches generated.

2. The Estelle Reyna ISS (interactive screen saver)

THE "ISS MARKETING CHANNEL"
ERI's ISS provides an innovative solution to a problem commonly encountered by merchants and advertising agencies aiming at targeting affluent males with Internet access. This demographic segment is highly coveted by marketers of luxury goods and the automobile industry as a whole.

Before downloading the ISS, the user is prompted to enter vital demographic information that allows ERI to narrowcast specific marketing messages to a pre-defined user base. Coupled with a massive universe of users, the ISS should become a tool for guerilla marketers and mass marketers alike, allowing ERI to deliver messages to either very small and highly precise user segments or to reach out to the entire user universe at once.

Affluent and technology literate males are ERI's initial target. However, it is important to note that the ISS technology can be used to launch any downloadable product showing a promising return on investment such as an ISS for fine art or for products in the travel, auto, beauty, health & fitness industries. The opportunities to quickly launch and be able to target new user bases are endless.

3. Modeling revenues

Estelle Reyna hereby assigns all modeling revenues earned to the Company starting February 14, 2003. The initial assignment shall have a duration of one year, renewable by the board of directors upon expiration.

All of the above assets, rights, ownership and revenues as represented above are owned by either Estella Reyna aka Esther
Bermudez or Dominique Einhorn personally and are being gifted to Le Gourmet Co., Inc. free of any encumbrances or liens.


 /s/ Estelle Reyna                              /s/ Dominique Einhorn
 -----------------                              ----------------------
   Estelle Reyna                                  Dominique Einhorn



==



Dominique Einhorn
Estelle Reyna
5006 Coolidge Avenue
Culver City, CA 90230
310-397-1200
310-398-2211 (fax)

TO:

Le Gourmet Co., Inc.
Michelle Quinlan
8343 E. Earll Drive
Scottsdale, AZ 85251

Monday, February 24, 2003

Mrs. Quinlan,

This letter is to inform you that we hereby assign all revenues currently being generated by our online properties, EstelleReyna.com and SearchEstelle.com to Le Gourmet Co., Inc. These revenues, domain names, websites, and any other assets associated with the revenues generated from EstelleReyna are free of any encumbrances or liens.

We will make every attempt to modify the payee information for each of our revenue sources within the next two weeks to reflect
Le Gourmet Co., Inc. as the new payee.

Please feel free to contact us with any questions you may have.

Regards,


   /s/ Dominique Einhorn                        /s/ Estelle Reyna
   ---------------------                        -----------------
 Dominique Einhorn                              Estelle Reyna